Exhibit 3.195.2

Form LLC-5.25
April 2007

Secretary of State Jesse White
Department of Business Services
Limited Liability Division
501 S. Second St., Rm. 351
Springfield, IL 62756
217-524-8008
www.cyberdriveillinois.com

Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
Illinois Limited Liability Company Act Articles of Amendment SUBMIT IN DUPLICATE Must be typewritten. This space for use by Secretary of State. Filing Fee: $150 Approved:	FILE #:0016 764 9 This space for use by Secretary of State. [FILED]
1.	Limited Liability Company Name: Santa Ana-Bartlett, L.L.C.

2.	Articles of Amendment effective on:
☑	the file date

☐	a later date (not to exceed 30 days after the file date)
Month, Day, Year
3.	Articles of Organization are amended as follows (check applicable item(s) below):
☑	a)	Admission of a new member (give name and address below)*

☐	b)	Admission of a new manager (give name and address below)*

☐	c)	Withdrawal of a member (give name below)*

☑	d)	Withdrawal of a manager (give name below)*

☐	e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box alone or c/o is unacceptable.)

☐	g)	Change in the Limited Liability Company’s name (give new name below)

☐	h)	Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization

☑	i)	Other (give information in space below)

*	Changes in members/managers may, but are not required to, be reported in an amendment to the Articles of Organization.

Additional information:
i)	THIS LLC IS CHANGING MANAGEMENT TYPE FROM MANAGER MANAGED TO MEMBER MANAGED.

a)	New Member:	Aviv Financing I, L.L.C.
2 North LaSalle Street, Suite 725
Chicago, IL 60602

d)	Withdrawal of Zev Karkomi, Manager

l)	New Registered Agent: CT Corporation System, 208 South LaSalle Street, Suite 814, Chicago, (Cook County) IL 60604
(continued on back)
Printed by authority of the State of Illinois. April 2007 — 2M — LLC-11.10

LLC-5.25
4.	This amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated:	December 6 Month & Day	,	2007 Year

SEE ATTACHED SIGNATURE BLOCK Signature (Must comply with Section 5-45 of ILLCA.)

Aviv Financing I, L.L.C., its member

Name and Title (type or print)

If the member or manager signing this document is a company or other entity, state Name of Company and indicate whether it is a member or manager of the Limited Liability Company.
Printed by authority of the State of Illinois. April 2007 — 2M — LLC-11.10

SANTA ANA-BARTLETT, L.L.C., an Illinois limited
liability company,

By:	AVIV FINANCING I, L.L.C.
Its:	Member

By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P.
Its:	Member

By:	AVIV HEALTHCARE PROPERTIES
LIMITED PARTNERSHIP
Its:	General partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General partner

By: Name:	/s/ Zev Karkomi Zev Karkomi
Its:	Manager

By:	/s/ Craig M Bernfield

Name:	Craig M. Bernfield
Its:	Manager